Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Bellerophon Therapeutics, Inc. (the “Company”), a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

(1) the Quarterly Report for the quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2017	By:	/s/ Fabian Tenenbaum
Fabian Tenenbaum Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2017	By:	/s/ Megan Schoeps
Megan Schoeps Controller (Principal Financial Officer)